JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on
Schedule 13D (including amendment thereto) with respect to the Common Stock of American Building Controls, Inc. This Joint Filing Agreement shall be included as an exhibit to such filing or filings. In evidence thereof, each of the undersigned, being duly authorized where appropriate, hereby executes this Joint Filing Agreement as of this 2nd day of October, 2003.

                              SOLICO INTERNATIONAL, INC.


                              By:  /s/  J. COLLIER SPARKS
                                 --------------------------------
                              Name:  J/ Collier Sparks
                                   ------------------------------
                              Title:  President
                                    -----------------------------


                                 /s/  DANNY W. MILLS
                              ----------------------------------
                              Danny Mills